EXHIBIT 10.17

(Translation)

TMB Bank Public Company Limited

[ ] Head office
[/] Simummuang Market- Rangsit Branch

Loan Agreement

Agreement No.	_____

Date: March 4, 2004

We, Fabrinet Co., Ltd., with office located at No. 294 Moo 8, Vibhavadee Rangsit Road, Tambol Kukot, Amphur Lamlukka, Pathumthani province, registration No.   -   and/or

We, FABRINET, with office located at Walker House, P.O. Box 265 GT George Town Road, Grand Cayman, Cayman Islands, British West Indies, registration No.   -  , hereinafter referred to as the “Borrower”, hereby enter into this Agreement with TMB Bank Public Company Limited, hereinafter referred to as the “Lender”, as follows:

1. Definitions

“SIBOR” means the interest rate per annum offered for loans in US$ for the period equal to the interest period, printed or reported by Reuter through Reuters Screen that displays the SIBOR, or by other equivalent service (the “Screen”) at 11.00 a.m. (Singapore time) of 2 business days immediately preceding the commencement date of the relevant interest period, provided that

(a)	Where there are more than 2 said interest rates on the Screen, the rate per annum determined by the Bank as the maximum rate offered for loans in US$ in the interbank market in Singapore for the period equal to such interest period at 11.00 a.m. (Singapore time) on the said date shall be charged, or

(b)	Where it is unable to determine the said offered interest rate from the Screen, the average of the interest rates offered for lending in US$ in the interbank market in Singapore for the period equal to such interest period at 11.00 a.m. (Singapore time) on the said date of the Development Bank of Singapore, Citibank, N.A. and Bank of Tokyo-Mitsubishi, Singapore branch, obtained by any means by the Bank from the said three banks shall be charged.

“MLR (Minimum Loan Rate)” means the interest rate charged by the Lender to its prime major customers obtaining term loans, which, at the time of execution hereof, is announced by the Lender at the rate of 6.00% per annum.

“Default rate” means the maximum interest rate announced and charged by the Lender to a defaulting or breaching debtor, which, at the time of execution hereof, is announced by the Lender at the rate of 13.00% per annum.

“Margin” means the margin used by the Lender to add to or subtract from the interest rate charged hereunder.

2. The Borrower agrees to borrow from the Lender in the amount of US$ 6,000,000 (six million), and the Borrower has received the loan from the Lender properly and completely on the date hereof.

3. Interest rate

The Borrower agrees to pay interest on the principal of the loan hereunder to the Lender at the rate equal to the SIBOR (for 6 months) [/] plus [ ] minus the margin of 1.50% per annum.

Where the law or the notification of the Bank of Thailand prescribes a change in interest rate and discount or margin for extending credits by commercial banks, or where the Lender changes the SIBOR used as a reference for the interest rate hereunder, the Borrower agrees that the Lender may change the SIBOR as provided herein immediately as the Lender deems appropriate, without prior consent from the Borrower or notice or any further evidence to be provided to the Borrower.

4. The Borrower agrees to repay the loan and interest under Clauses 2 and 3 to the Lender at the place and during office hours of the Lender as follows:

4.1 The Borrower agrees to pay interest at each interval of 6 months, on the last day of every month.

4.2 The Borrower agrees to repay the principal to the Lender completely within 7 years from the date hereof, with a grace period of repayment of principal of 1 year (from March 2004 until February 2005). Upon completion of the said 1-year period, the Borrower agrees to repay the principal to the Lender at each interval of 6 months on the last day of August and February, in the amount of US$ 500,000 (five hundred thousand) for each installment.

If the scheduled date of repayment falls on the Lender’s holiday, the repayment shall be made on the immediately following business day. In addition, the Borrower agrees that, if after the date hereof, the amount to be paid in installment has changed due to the adjustment of interest rate under Clause 3 or for any reasons as may be deemed appropriate by the Lender, the Borrower agrees to pay the amount so changed provided that the Lender merely notifies the Borrower of the same, and the Borrower shall not raise any objections whatsoever.

5. Under any one of the following circumstances, the Borrower shall be deemed to be in default and breach hereof:

5.1 The Borrower is in default of payment of principal, interest or any amount and whether in any installment as provided herein.

5.2 The Borrower fails to comply with the Agreement, or is in breach of any provisions as provided herein.

5.3 Any evidence, writing, representation or document delivered by the Borrower to the Lender relating to the credit facility contains any false statement or is a false document, or is not legally effective.

5.4 The Borrower is sued, subject to execution of judgment, or there is any other event which the Lender considers that it may cause damage to the Borrower’s operation or financial condition.

5.5 The Borrower is insolvent or is sued in a bankruptcy case, or is placed under receivership, or its assets are seized or attached by the official.

5.6 The value or reliability of any security provided by the Borrower to the Lender has decreased for any reasons, and after the Lender has given notice to the Borrower requiring placement of additional security, whose value is not less than the original security’s, the Borrower fails or is unable to do so.

Where the Borrower is in default or breach as aforesaid, the Borrower shall be deemed to be in default of payment of the entire loan hereunder, and the entire debt shall become immediately due and payable. The Lender shall be entitled to enforce the debt immediately, and the Borrower agrees to immediately pay debt hereunder in full together with its interest and accessories, as well as any other debts or amounts payable by the Borrower to the Lender hereunder, and agrees to pay interest at the default rate from the date of default until complete payment is made, and agrees to pay other damages arising from the default, breach, expenses incurred in the claim, demand, lawsuit, legal fees, court fees and compensation.

Where the law, notification of the Bank of Thailand, or the Lender announces a change in the said default rate, the Borrower agrees that the Lender shall be entitled to immediately change the default rate provided herein, without the prior consent from the Borrower and without notice or any further evidence to be provided to the Borrower.

6. A change in any interest rates under Clauses 3 and 5 shall be notified by the Lender to the Borrower at the office of the Lender, whereby the Borrower shall be deemed to acknowledge the announcement of such change by the Lender every time.

7. The Borrower agrees to pay all stamp duties, fees (other than those provided herein) taxes, insurance premiums for security, expenses and any amounts incurred in connection with any steps taken involving the security, renewal of insurance, survey and appraisal of the value of security, review of the appraised value of security, and any other expenses incurred in any steps taken as provided herein.

In addition, the Borrower agrees to pay the following fees to the Lender:

☑ Fees: These shall be in accordance with the Memorandum of Agreement dated March 4, 2004.

If the Borrower is in default of payment of any fee or expense in the amount and within the period provided as a condition above, the Borrower agrees that the Bank may charge interest at the default rate on the said fee or expense from the date of default until payment of such fee or expense is made in full.

8. In lending hereunder, if the Borrower is in default of payment of interest at the rate and within the period provided in Clauses 3 and 4 for a period of not less than one year, whether the Lender has made a demand or not, the Borrower agrees that the overdue interest for the said period may be compounded with the principal immediately when it is overdue from time to time, and the same shall become the principal to be repaid in installments by the Borrower under Clause 4.

9. Payment in installments by the Borrower under Clause 4 hereof shall not bar the right of the Lender to demand the Borrower to pay debt hereunder either in whole or in part prior to the due date under Clause 4 hereof as the Lender may deem appropriate due to any event in which the Lender believes that the Borrower will not pay debt or may be unable to pay debt as usual, without giving any reasons to the Borrower. The Borrower agrees that in case of such demand by the Lender, the Borrower shall pay debt to the Lender without reluctance, and shall not raise the benefit of time as a defense against the Lender.

10. In order to secure the performance hereof, the Borrower has placed________ land title deed No. 7132, Tambol Klong Nung (Klong 1Tok), Amphur Klong Luang, Pathumthani province (Thunyaburi), and land title deed No. 1645, Tambol Bangwaitai (Klong 1 Tok), Amphur Klong Luang, Pathumthani provice, for registration of mortgage as security in favor of the Lender, and the Borrower has delivered all documents relating to such security to the Lender until the Lender is fully paid the debt hereunder.

11. The Borrower agrees to insure the property placed as security under Clause 10 with an insurance company approved by the Lender, in the insured amount designated by the Lender, allowing the Lender as the beneficiary under the policy. The Borrower also agrees to completely take out the insurance prior to receipt of the loan under Clause 2 or within the period as the Lender may deem appropriate. The Borrower shall pay insurance premiums and bear all expenses incurred in the insurance. The Borrower also agrees to renew the insurance contract as long as the Borrower is indebted to the Lender.

If the Borrower fails to take out or renew the insurance, the Borrower agrees that the Lender may do so on its behalf, and the Borrower agrees to reimburse the insurance premiums paid by the Lender, to the Lender together with interest at the default rate from the date of such payment by the Lender until reimbursement is made in full.

12. The Borrower agrees to review every year the assessed value of the property placed as security with the Lender, by an appraiser approved by the Lender, and the Borrower agrees to bear expenses involved therewith.

13. The Borrower agrees that the Lender shall have the power to deduct money from the Borrower’s current account, No. 099-1-05185-5 at [ ] head office, [/] Simummuang Market-Rangsit branch, every month or at each time according to the repayment in installments to be made by the Borrower hereunder, to pay the principal and interest, as well as fees, stamp duties, taxes, insurance premiums, expenses and money advanced for the Borrower by the Lender in connection with the survey and appraisal of the value of the security, review of the appraised value of the security, insurance, renewal of insurance, expenses, damages or any amounts payable by the Borrower to the Lender hereunder or under any other documents or juristic acts relating to the execution of this Agreement, without notice to the Borrower, and the Borrower agrees that the Lender may exercise the right of retention or inhibit the Borrower from withdrawing such money, until the Borrower has paid debt to the Lender in full.

The consent under the preceding paragraph shall also be applicable to other types of deposit accounts or any other amounts owned by the Borrower and kept at the Lender, whether such amounts are deposited or kept at any office of the Lender.

In addition to the property placed as security hereunder, if the Borrower has any properties mortgaged, pledged or placed by the Borrower as security for other types of debts owed by the Borrower itself, or placed as security for payment of debt by any other person, whether such properties are kept at any office of the Lender, the Borrower agrees that the Lender may use all such properties to pay the debt payable by the Borrower hereunder. The Borrower also agrees that the Lender may exercise the right of retention or inhibit the Borrower from withdrawing mortgage, pledge or such properties if the Lender considers that such act of the Borrower will cause damage to the Lender or may cause the Lender to be unable to receive payment of debt hereunder.

14. The Borrower agrees to give prior consent for the Lender to dispose of or transfer debt or assign claims hereunder, or assign the right of mortgage, pledge, guarantee or right to any other security involving such debt or claims of the Lender either in whole or in part, to any person or juristic person at any time, regardless of whether the Lender has given notice to the Borrower of the same or not.

15. Any communication, demand, notice or any other letter sent to the Borrower by registered or unregistered mail or by any means, or by hand, to the address written above shall be deemed to have been duly given to the Borrower, regardless of whether there is a recipient or not. If it cannot be delivered because the address indicated herein has changed or removed without notice thereof from the Borrower to the Lender, or if it cannot be delivered because the address written above is not found, the Borrower shall be deemed to have duly received and acknowledged such communication, demand, notice or any other letter from the Lender.

16. If the Borrower is in breach of any or all of the provisions hereof, and if it is necessary to take legal action, the Lender shall be entitled to file a lawsuit with the Civil Court or the court having jurisdiction over the locality in which the Borrower or the Lender has domicile, or the court of the locality where the immovable property is located, or the court of the locality where this Agreement was executed, as the Lender may deem appropriate.

The Borrower has thoroughly read and understood the contents hereof, and has therefore signed (with seal affixed) in the presence of witnesses on the date written above.

Fabrinet Co., Ltd.
(Seal)
Signed	-Signature-	Borrower
(Mr. Soon Kaewchansilp)
Authorized Director of the Company

FABRINET

Signed	-Signature-	Borrower
(FABRINET by Mr. David Thomas Mitchell, President & CEO)

Signed	-Signature- and seal	Lender
TMB Bank Public Company Limited
By (Mrs. Phawana Wej-anurak 336)
Authorized signatory of the Bank

Signed	-Signature-	Witness
(Mr. Supat Masnithat)

Signed	-Signature-	Witness
(Mrs. Jinrapha Thaithae)

050907

(Translation)

TMB Bank Public Company Limited

COPY

Memorandum of Agreement

Made at TMB Bank Public
Company Limited

Date: March 4, 2004

Whereas Fabrinet Co., Ltd. and/or FABRINET, as the Borrower, hereinafter referred to as the “Company”, has received support of credit for use as working capital in the business of the Company from TMB Bank Public Company Limited, as the Lender, hereinafter referred to as the “Bank”, in the total amount of US$ 6,000,000.00 (six million only) pursuant to the Loan Agreement dated March 4, 2004, hereinafter referred to as the “Loan Agreement”.

The Company wishes to provide representations and confirmations to the Bank. The Company therefore executes this Memorandum for the Bank as follows:

1. The Company shall furnish to the Bank every year the Affidavit showing registration as a juristic person of the Company, issued not more than ninety (90) days from the last day of its fiscal period. In addition, at each time of change in the Company’s register, the Company shall furnish to the Bank such documents of change in its register within thirty (30) days from the date of the change.

2. The Company shall furnish to the Bank the annual financial statements of Fabrinet Co., Ltd. and of Fabrinet together with notes to the financial statements certified by the certified public accountant within one hundred and twenty (120) days from the last day of its fiscal period, and shall furnish to the Bank the quarterly financial statements (if any) within ninety (90) days from the last day of its [quarterly] fiscal period, certified as correct by the authorized director(s) or finance manager of the Company.

3. The Company shall notify the Bank in writing within thirty (30) days upon a change in the major shareholder, executive, director or authorized director of the Company, or change in the Company’s seal, or upon any significant event affecting its financial condition and operation.

4. The Company shall arrange to have Mr. David Thomas Mitchell, its major shareholder, execute a written confirmation that he will maintain his shareholding in Fabrinet Co., Ltd. and FABRINET at not less than 10.00% of all shares and shall be the main executive of the Company throughout the period of extending credit by the Bank.

5. The Company shall maintain the overall financial ratios at the end of December and June of each year throughout the period of extending credit by the Bank as follows:

5.1 The Company shall maintain the debt service coverage ratio (DSCR) at not lower than 2.00. The DSCR is calculated as follows:

Profit before interest expense and depreciation and amortized expenses + cash and savings at banks
Long-term debts due in 1 year + interest expense + short-term financial debts

5.2 The Company shall maintain its D/E ratio at not more than 2.00. The D/E ratio is calculated as follows:

Liabilities and obligations
Shareholders’ equity – intangible assets – loan receivables from related companies and directors – investment

6. The Company shall maintain its reserved cash in its reserve account to be equal to the interest and principal payable for the period of 6 months ahead.

7. If the Company is in default of payment of debt owed to any financial institution, the Company agrees to be deemed to also be in default of payment of debt owed to the Bank.

8. If the investment budget for purchase of land, factory and improvements of structures invested is higher than the estimate, the shareholder or the Company shall be responsible for the additional capital.

9. The Company shall not pay debt owed to its directors and affiliates until the long-term loan debt owed to the Bank is paid in full, except payment of debt arising in the normal course of business.

10. Any disposal of, distribution or transfer of assets other than in the normal course of business in the amount more than Baht 50,000,000 (fifty million only) must first be consented in writing by the Bank.

11. The Company may pay dividend only in the following cases:

11.1 The Company is able to repay principal, pay interest and fees incurred relating to credit facilities when due.

11.2 The Company is able to maintain its reserved cash in its reserve account, which is equal to the amount of interest and principal payable for the period of 6 months ahead.

12. If the Company gains profit from its operation, the Company may pay dividend by not more than 50% of its net profit of that year. If the Company wishes to pay dividend by more than 50% of its net profit of the relevant year, the prior written consent from the Bank must be obtained.

13. The Company shall maintain its DSCR (debt service coverage ratio) after payment of dividend at not lower than 2.00, using the calculation basis under Clause 5.1.

14. If the Company fails to comply with the provisions of this Memorandum of Agreement, the Company shall be deemed to be in breach of the agreement with the Bank, which is regarded as an event of default. The Bank may then consider cancelling the Loan Agreement and demand the Company to pay debt in full immediately, whereby the Company shall not raise any objections whatsoever.

In Witness Whereof, the Company has thoroughly read and understood the contents above, and has therefore signed (with seal affixed) in the presence of witnesses.

Fabrinet Co., Ltd.
(Seal)
Signed	-Signature-	Company
(Mr. Soon Kaewchansilp)
Authorized Director of the Company

FABRINET

Signed	-Signature-	Company
(FABRINET by Mr. David Thomas Mitchell, President & CEO)

Signed	-Signature- and seal	Bank
(Mrs. Phawana Wej-anurak 336)

Signed	-Signature-	Witness
(Mr. Supat Masnithat)

Signed	-Signature-	Witness
(Mrs. Jinrapha Thaithae)

(Translation)

TMB Bank Public Company Limited

Consent to/Cancellation of Deduction or Transfer of Deposit in Bank Account

Made at TMB Bank Public
Company Limited

Date: March 4, 2004

We, Fabrinet Co., Ltd., owner of a current account, No. 099-1-05185-5, account name: Fabrinet Co., Ltd., opened at TMB Bank Public Company Limited, Simummuang Market – Rangsit office/branch, hereby execute this consent to the Bank for taking steps in connection with our deposit account in the following cases:

☑ 1. To deduct or transfer money from our account specified above, to pay fees, pay credit facility debt, pay interest, pay stamp duties, pay expenses, account No._____________ , account name__________________________

☐ 2. To cancel the deduction or transfer of money from our account specified above to___________________ account, No. __________________, account name__________________

☐ 3. To deduct or transfer money from our account specified above for payment of employee salaries of_____________________ organization/company according to the accounts of salaries paid through the Bank.

☑ 4. We agree that the Bank may deduct or transfer money from our account specified above, to pay fees, service charges or pay salaries through the Bank in accordance with the regulations of the Bank.

Any acts done by TMB Bank Public Company Limited, Simummuang Market – Rangsit office/branch in accordance with Clauses 1, 2, 3 and 4 shall be deemed to have been done in accordance with our intention in all respects.

(Seal)	Signed	-Signature- -Signature-	Consenting owner of account

	Signed	-Signature-	Witness
(Mr. Supat Masnithat)

	Signed	-Signature-	Witness
(Mrs. Jinrapha Thaithae)

Note: Signature affixed in the account’s owner box should be the same as the specimen given to the Bank.

070907

(Translation)

TMB Bank Public Company Limited

Memorandum

Public	Made at TMB Bank
Company Limited

Date: March 4, 2004

Whereas we, Fabrinet Co., Ltd. and/or FABRINET, the Borrower, have been approved:

Loan in the amount of US$ 6,000,000 (six million only)

from TMB Bank Public Company Limited. We hereby enter into this Memorandum of Agreement with TMB Bank Public Company Limited as follows:

We hereby agree to pay fees to be charged to us by the Bank as follows:

1. Fee for extending credit/analysis of project and relevant documents (front-end fee) at the rate of 0.25% of the amount of credit facility approved, payable to the Bank in full on the date hereof.

2. Prepayment fee at the rate of 2.00 % of the loan prepaid, payable to the Bank on the rate of payment of debt. However, the Bank may charge such fee only in cases where there is a transfer of the credit so prepaid, to another financial institution. The prepayment must be notified to the Bank not less than 45 days in advance, and the prior written consent from the Bank must be obtained, except where the prepayment is made from cash flow generated from the operation and/or increase of capital.

3. Cancellation fee at the rate of 1.00% of the amount of credit cancelled, payable to the Bank on the date of notice by the Borrower of such cancellation.

4. Commitment fee at the rate of 1.00% per annum of the amount of undrawn portion of the credit facility payable to the Bank within 30 days after the scheduled date of drawdown of credit facility at the relevant time.

5. Extension fee at the rate of 1.00% of the principal, extension of time for repayment of which is requested, provided that the prior written consent of the Bank is obtained.

6. Penalty fee at the rate of   -  % of the principal due but not yet repaid.

7. Conversion fee of   -   % of the amount converted, payable on the date of conversion of currency of credit facility.

8. Processing fee, which the Borrower agrees to pay to the Lender in the amount of Baht   -   (  -  )

9.

If we are in default of payment of any fee in the amount and within the period provided as a condition above, we agree that the Bank may charge interest at the rate of 13.00% per annum on the amount of such fee, from the date of default until payment of such fee is made in full.

In Witness Whereof, we have signed and affixed seal (if any) in the presence of witnesses.

Fabrinet Co., Ltd.
(Seal)
	Signed	-Signature-	Memorandum Maker
(Mr. Soon Kaewchansilp)
Authorized Director of the Company

FABRINET

	Signed	-Signature-	Memorandum Maker
(FABRINET by Mr. David Thomas Mitchell, President & CEO)

	Signed	-Signature-	Witness
(Mr. Supat Masnithat)

	Signed	-Signature-	Witness
(Mrs. Jinrapha Thaithae)